State of California
Secretary of State

LIMITED LIABILITY COMPANY CERTIFICATE OF AMENDMENT

A $30.00 filing fee must accompany this form.

IMPORTANT – Read instructions before completing this form.

ENDORSED - FILED
in the office of the Secretary of State of the State of California

SEP 24 2010

This Space For Filing Use Only

1. SECRETARY OF STATE FILE NUMBER	2. NAME OF LIMITED LIABILITY COMPANY
200636510002	Plaxicon, LLC

3. COMPLETE ONLY THE SECTIONS WHERE INFORMATION IS BEING CHANGED. ADDITIONAL PAGES MAY BE ATTACHED IF NECESSARY.

A. LIMITED LIABILITY COMPANY NAME (END THE NAME WITH THE WORDS "LIMITED LIABILITY COMPANY," "LTD. LIABILITY CO." OR THE ABBREVIATIONS "LLC" OR "L.L.C.")

Graham Packaging PX, LLC

B. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (CHECK ONE):

- [ ] ONE MANAGER
- [ ] MORE THAN ONE MANAGER
- [ ] ALL LIMITED LIABILITY COMPANY MEMBER(S)

C. AMENDMENT TO TEXT OF THE ARTICLES OF ORGANIZATION:

D. OTHER MATTERS TO BE INCLUDED IN THIS CERTIFICATE MAY BE SET FORTH ON SEPARATE ATTACHED PAGES AND ARE MADE A PART OF THIS CERTIFICATE. OTHER MATTERS MAY INCLUDE A CHANGE IN THE LATEST DATE ON WHICH THE LIMITED LIABILITY COMPANY IS TO DISSOLVE OR ANY CHANGE IN THE EVENTS THAT WILL CAUSE THE DISSOLUTION.

4. FUTURE EFFECTIVE DATE, IF ANY: MONTH DAY YEAR

5. NUMBER OF PAGES ATTACHED, IF ANY:

6. IT IS HEREBY DECLARED THAT I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

/s/ David W. Bullock
SIGNATURE OF AUTHORIZED PERSON

9/24/2010
DATE

Plaxicon Holding Corporation, sole member
By: David W. Bullock, Its: CFO
TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

7. RETURN TO:

NAME
FIRM
ADDRESS
CITY/STATE
ZIP CODE

SEC/STATE FORM LLC-2 (Rev. 03/2005) – FILING FEE $30.00

APPROVED BY SECRETARY OF STATE